Exhibit 10.1

Loan Agreement

This Agreement is entered into by and between A-Star Management Corp. (the “Lender”) and Alpha Star Acquisition Corporation (the “Borrower”) on August 26, 2024.

The Lender has agreed to extend a loan to the Borrower in the amount of $1,500,000 in lawful money of the United States of America (“Loan”), on the terms and conditions described below.

1. Principal. The principal balance of the Loan shall be payable by the Borrower on the date on which Borrower consummates the business combination. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Borrower, be obligated personally for any obligations or liabilities of the Borrower hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Agreement.

3. Drawdown Requests. Borrower and Lender agree that Borrower may request up to One Million Five Hundred Thousand Dollars ($1,500,000) for costs reasonably related to Borrower’s transaction cost and extension fee. The principal of this Agreement may be drawn down from time to time prior to the date on which Borrower consummates the business combination, upon written request from Borrower to Lender (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000) unless agreed upon by Borrower and Lender. Lender shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Agreement is One Million Five Hundred Thousand Dollars ($1,500,000) and the actual amount of drawdowns collectively under this Agreement shall be the amount determined by the auditors and reflected on the financial statements of the Borrower.

Once an amount is drawn down under this Agreement, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Lender in connection with, or as a result of, any Drawdown Request by Borrower.

It is acknowledged that (1) the Borrower may in the Drawdown Request specify that the Lender makes payments to the third parties (together with the Borrower, the “Receiver”) specified by the Borrower; (2) the Receiver may have received amounts in respect of the Loan under this Agreement prior to the date hereof, and it is agreed that all such sums were received in anticipation of the execution of this Agreement.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Agreement, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Agreement.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Borrower to pay the principal amount due pursuant to this Agreement within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Borrower of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Borrower generally to pay its debts as such debts become due, or the taking of corporate action by Borrower in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Lender may, by written notice to Borrower, declare this Agreement to be due immediately and payable, whereupon the unpaid principal amount of this Agreement, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Agreement, and all other sums payable with regard to this Agreement, shall automatically and immediately become due and payable, in all cases without any action on the part of Lender.

7. Waivers. Borrower and all endorsers and guarantors of, and sureties for, this Agreement waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Agreement, all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Agreement, and all benefits that might accrue to Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

8. Unconditional Liability. Borrower hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Agreement, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Agreement, and agrees that additional Borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to Borrower or affecting Borrower’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Lender hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of the initial public offering (the “IPO”) to be conducted by the Borrower (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants to be issued in a private placement to occur prior to the closing of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Borrower and the Lender.

14. Assignment. No assignment or transfer of this Agreement or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Agreement to be duly executed by the undersigned on the day and year first above written.

ALPHA STAR ACQUISITION CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, Lender, intending to be legally bound hereby, has caused this Agreement to be duly executed by the undersigned on the day and year first above written.

A-Star Management Corp.

By:
Name:
Title: